Exhibit 99.1

India Globalization Capital Announces Financial Results for End of Fiscal Year 2011

BETHESDA, MD--(Marketwire July 14, 2011) - India Globalization Capital, Inc. (NYSE Amex: IGC), a company competing in the rapidly growing materials and infrastructure industry in India, announced its financial results for the fiscal year ended March 31, 2011.

Ram Mukunda, CEO of India Globalization Capital, said: "as we realigned our business from construction to materials and mining, we have deemphasized the construction portion of our business. This year we have written down three components of our balance sheet: The first is a write down of our assets in Sricon. While the write down totals $6 million, we expect to pursue a settlement with them, in court if necessary.  The second is a write down of the goodwill in TBL. As we have shifted from construction to mining and quarrying this resulted in a $5.7 million impairment of the good will attributed to TBL.  The third is a provision of $4.1 Million against the deferred tax assets (primarily related net operating loss carry forwards and acquisition costs) recorded on our balance sheet. As this is a provision on our balance sheet, the tax assets continue to be available to IGC as and when it generates profits.”

Today, through agreements with local partners, we have two rock quarries profitably operational, which we are in the process of expanding, and our iron business, while in great demand, is currently curtailed because of the temporary ban on mining in the state of Karnataka.  We have taken steps to mitigate some of the effects by shifting our operations to states and ports that are not closed.  The expectation is that Karnataka will reopen this year.  We continue to see robust demand from China for iron ore. Also, our steps to mitigate the effects of the Karnataka ban include diversifying our sources for iron ore including a strategy to shift operations to other states in India and acquire mines and mining assets in and outside India.

Reflecting the write - downs and provisions in the FYE March 31, 2011, the Company reported GAAP EPS loss of ($1.34) versus a GAAP EPS loss of ($0.42) for FYE 2010.

Total revenue was $4.07 million for the FYE March 31, 2011, compared to $17.89 million for the FYE March 31, 2010.  Our overall revenue for FYE 2011 was lower than FYE 2010 for two reasons: 1) none of the construction revenue from Sricon is included in FYE 2011, and 2) the temporary ban on mining in Karnataka constrained our iron ore business.  However, moving forward when the ban is lifted, we expect to resume exports as we continue to see robust demand for ore and we have over $200 million of orders.

Selling, general and administrative (SG&A) expenses for FYE 2011, including one-time charges, were about $7.2 million, which includes certain write-offs. Since the global financial crisis the Company has taken strong steps to reduce its SG&A and align skill, management and resources to its business plan.

For FYE 2011, the operating loss including some of the write-offs was $7.9 million compared to an operating loss including deconsolidation charges of $3.99 million for FYE 2010.

As of FYE 2011, the Company's stockholders' equity was about $ 6.7 million. The Company reported total assets of $18.16 million on March 31, 2011 versus $35.37 million on March 31, 2010. The decrease in total assets is mostly due to the write-offs described above. The Company reported cash, cash equivalents, and restricted cash used as deposits of about $3.5 million. The Company reported short-term and long-term borrowings of about $4.82 million

Our plan for the next 12 months are to focus on: (1) increasing production from the rock quarries, (2) establishing a crusher for the iron ore on the East Coast of India to begin fulfilling the back log, (3) aggressively pursuing the collection of delayed construction claims associated with previously completed construction, 4) aggressively pursuing a settlement with Sricon, and 5) acquiring mines or mining rights.

The recently filed 10-K for FYE March 31, 2011 also contains a restatement of the financial statements for FYE March 31, 2010, previously disclosed on a Form 8-K filed on June 15, 2011.  The restatements reflect two errors in the financial statements for FYE 2010.  The first was an inadvertent error in the calculation of the fully diluted EPS.  It was previously reported as (0.40) per share and has now been corrected to (0.42) per share. The second error was in the classification of the Sricon depreciation post deconsolidation, within the cash flow statement.

As the deconsolidation of Sricon took place on October 1, 2009, the reclassification affected both the quarter ended December 31, 2009 and the financial statements for the FYE March 31, 2010.  Both statements have been corrected and the amended statements are included in the Form 10-K for the current year.

The Company has already taken concrete steps to increase the quality of our reporting and help eliminate errors in reporting. “We have hired the Indian branch of a global network of professional firms providing audit, tax and advisory services.  Their role in helping us with the preparation of our filings includes a quality check using reporting software to ensure completeness, as well as advice on important accounting matters. We believe that their U.S. GAAP and SEC reporting expertise will enhance our over all reporting and help eliminate errors,” said Ram Mukunda.

About IGC:

Based in Bethesda, Maryland, India Globalization Capital (IGC) is an infrastructure and materials company operating in India that builds roads, bridges and highways, and provides materials to the infrastructure industry in India and China. The company has three core competencies: Highway and Heavy Construction, Mining & Quarrying, and Civil Construction and Engineering. For more information about IGC, please visit the company's web site at www.indiaglobalcap.com.

Forward-Looking Statements:
Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws. Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements reflect management's current views and are subject to risks and uncertainties that could cause actual results to differ materially from those projected, expressed or implied in these statements. Factors that could cause actual results to differ, relate to: (i) ability of the parties to successfully execute on contracts and business plans, (ii) ability to raise capital and the structure of such capital including the exercise of warrants, (iii) exchange rate changes between the U.S. dollar and the Indian rupee, and (iv) weather conditions in India. Readers are cautioned not to place undue reliance on these forward-looking statements.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. Other factors and risks that could cause or contribute to actual results differing materially from such forward looking statements have been discussed in greater detail in the Company's Annual Report on Form 10-K for the year ended March 31, 2011 filed with the Securities and Exchange Commission.

 INDIA GLOBALIZATION CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of March 31,
	2011	2010 (as restated)

ASSETS
Current assets:
Cash and cash equivalents	$1,583,284	$842,923
Accounts receivable, net of allowances	3,312,051	4,783,327
Inventories	133,539	162,418
Advance taxes	41,452	119,834
Deferred income taxes	-	25,345
Dues from related parties	-	3,114,572
Prepaid expenses and other current assets	1,474,838	2,054,462
Total current assets	$6,545,164	$11,102,881
Property, plant and equipment, net	1,231,761	1,748,436
Investments in affiliates	6,428,800	8,443,181
Investments-others	877,863	810,890
Deferred income taxes	-	4,075,461
Goodwill	410,454	6,146,720
Restricted cash	1,919,404	2,169,939
Other non-current assets	748,623	872,184
Total assets	$18,162,069	$35,369,692

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short term borrowings and current portion of long term debt	$901,343	$1,389,041
Trade payables	1,311,963	1,839,405
Accrued expenses	349,149	461,259
Notes payable	3,920,000	4,120,000
Dues to related parties	-	149,087
Other current liabilities	94,892	149,942
Total current liabilities	$6,577,347	$8,108,734
Other non-current liabilities	1,209,479	1,107,498
Total liabilities	$7,786,826	$9,216,232

Shares potentially subject to rescission rights (4,868,590 shares issued and outstanding)	3,082,384	-

Stockholders' equity:
Common stock — $0001 par value; 75,000,000 shares authorized; 14,890,181 issued and outstanding at March 31, 2011 and 12,989,207 issued and outstanding at March 31, 2010	$1,490	$1,300
Additional paid-in capital	38,860,319	36,805,724
Accumulated other comprehensive income	(2,502,596)	(2,578,405)
Retained earnings (Deficit)	(29,692,907)	(9,452,000)
Total stockholders' equity	$6,666,306	$24,776,619
Non-controlling interest	$626,553	$1,376,841
Total liabilities and stockholders' equity	$18,162,069	$35,369,692

INDIA GLOBALIZATION CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended March 31,
	2011	2010 (as restated)

Revenues	$4,073,919	$17,897,826
Cost of revenues	(3,914,655)	(15,671,840)
Revenues less cost of revenues (excluding depreciation)	159,264	2,225,986
Selling, General and Administrative expenses	(7,283,089)	(5,614,673)
Depreciation	(785,066)	(603,153)
Operating income (loss)	(7,908,891)	(3,991,840)
Interest expense	(1,395,433)	(1,221,466)
Amortization of debt discount/Loss on extinguishment of debt	(191,804)	(356,436)
Interest Income	262,826	210,097
Other Income	301,182	281,782
Loss on dilution of stake in Sricon	-	(2,856,088)
Impairment loss – goodwill	(5,792,849)	-
Impairment loss – investments	(2,184,599)	-
Equity in earnings of affiliates	-	16,446
Income before income taxes and minority interest attributable to non-controlling interest	$(16,909,568)	(7,917,505)
Income taxes benefit/ (expense)	(4,100,385)	3,109,704
Net income	$(21,009,953)	(4,807,801)
Non-controlling interests in earnings of subsidiaries	769,046	18,490
Net income / (loss) attributable to common stockholders	$(20,240,907)	$(4,789,311)
Earnings per share attributable to common stockholders:
Basic	$(1.34)	$(0.42)
Diluted	$(1.34)	$(0.42)
Weighted-average number of shares used in computing earnings per share amounts:
Basic	15,108,920	11,537,857
Diluted	15,108,920	11,537,857

INDIA GLOBALIZATION CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year ended March 31, 2011			Year ended March 31, 2010 (As restated)
Particulars	IGC	Non- controlling Interest	Total	IGC	Non- controlling Interest	Total
Net income / (loss)	(20,240,907)	(769,046)	(21,009,953)	(4,789,311)	(18,490)	(4,807,801)
Foreign currency translation adjustments	75,809	18,758	94,567	3,499,767	(2,230,182)	1,269,585
Deconsolidation of Sricon	-	-	-	(1,148,591)	-	(1,148,591)
Comprehensive income (loss)	(20,165,098)	(750,288)	(20,915,385)	(2,438,135)	(2,248,672)	(4,686, 807)

INDIA GLOBALIZATION CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

	Number of shares	Amount	Additional paid in capital	Accumulated income/(deficit)	Other comprehensive income	Non-controlling interest	Total
Balance at March 31, 2009	10,091,171	$1,009	$33,186,530	$(4,662,689)	$(4,929,581)	$14,262,606	$37,857,875
Stock Option for 1,413,000 grants	-	-	90,996	-	-	-	90,996
Issue of 78,820 common stock to officers and directors	78,820	8	39,402	-	-	-	39,410
Issuance of Common Stock to Red Chip Companies	15,000	2	13,198	-	-	-	13,200
Issuance of 1,599,000 common stock to institutional investors	1,599,000	160	1,638,690	-	-	-	1,638,850
Issue of 530,000 common stock to Bricoleur Capital	530,000	53	712,822	-	-	-	712,875
Issue of 530,000 common stock to Oliveira	530,000	53	586,732	-	-	-	586,785
Interest exp. towards of 530000 shares towards Bricoleur Capital loan	-	-	197,412	-	-	-	197,412
Interest exp. towards of 530000 shares towards Oliveira loan	-	-	162,408	-	-	-	162,408
Issue of 145,216 common stock under ATM agency agreement	145,216	15	179,874	-	-	(10,484)	169,405
Dividend Option	-	-	(2,340)	-	-	-	(2,340)
Loss on Translation	-	-	-	-	3,499,767	(2,219,698)	1,280,069
Impact of de-consolidation of Sricon	-	-	-	-	(1,148,591)	-	(1,148,591)
Elimination of non-controlling interest pertaining to Sricon	-	-	-	-	-	(10,637,093)	(10,637,093)
Net income for non-controlling interest	-	-	-	-	-	(18,490)	(18,490)
Net income / (loss)	-	-	-	(4,789,311)	-	-	(4,789,311)
Balance at March 31, 2010	12,989,207	$1,300	$36,805,724	$(9,452,000)	$(2,578,405)	$1,376,841	$26,153,460
Issue of equity shares	1,900,974	190	1,761,452	-		-	1,761,642
Interest expense	-	-	359,820	-		-	359,820
Dividend Option Reversed	-	-	2,340	-		-	2,340
Loss for the quarter	-	-	-	(20,240,907)	-	-	(20,240,907)
Net Income for non-controlling interest	-	-	-	-	-	(769,046)	(769,046)
Loss on Translation	-	-	-	-	75,809	18,758	94,567
Road show expense incurred towards raising capital-issue of shares	-	-	(69,017)	-	-	-	(69,017)
Balance at March 31, 2011	14,890,181	1,490	38,860,319	(29,692,907)	(2,502,596)	626,553	7,292,859

INDIA GLOBALIZATION CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year ended March 31,
	2011	2010 (as restated)
Cash flows from operating activities:
Net income (loss)	$(21,009,953)	$(4,807,801)
Adjustment to reconcile net income (loss) to net cash:
Non-cash compensation expense	-	130,399
Non-cash expense for investor relation related services	24,239	-
Deferred taxes	4,100,385	(3,254,786)
Depreciation	785,066	603,153
Profits relating to de-consolidated subsidiary	-	(34,744)
Write back of liability	(269,124)
Provision for doubtful receivables and bad debts written off	4,644,028
Loss / (gain) on sale of property, plant and equipment	-	(3,715)
Amortization of debt discount	-	356,437
Interest expense (including non-cash)	917,401	1,130,377
Loss on extinguishment of debt	191,804	586,785
Loss on dilution of stake in Sricon	-	2,856,088
Impairment loss – goodwill	5,792,849	-
Impairment loss – Sricon investment	2,184,599	-
Deferred acquisition cost written off	-	1,854,750
Equity in earnings of affiliates	-	(16,446)
Changes in:
Accounts receivable	(6,822)	(3,056,548)
Unbilled receivable	-	-
Inventories	30,235	1,775,101
Prepaid expenses and other current assets	1,348,513	(307,538)
Trade payables	(1,499,804)	1,504,339
Advance from customers	-	-
Other current liabilities	(89,898)	(1,013,403)
Other non-current liabilities	91,364	(461,709)
Interest receivable – convertible debenture	-	-
Non-current assets	130,382	231,571
Net cash used in operating activities	$(2,634,736)	$(1,927,690)

Cash flow from investing activities:
Purchase of property and equipment	(285,441)	(1,264,245)
Proceeds from sale of property and equipment	30,705	463,825
Proceeds from sale of short term investments	-	-
Redemption of convertible debentures	-	-
Proceeds from/ (Investment in) non-current investments (joint ventures etc.)	(59,235)	(698,174)
Deposits towards acquisitions (net of cash acquired)	-	-
Restricted cash	269,270	(582,081)
Net cash movement relating to de-consolidation of subsidiary	-	(102,045)
Net cash provided/(used) in investing activities	$(44,701)	$(2,182,720)

Cash flows from financing activities:
Proceeds from/ (Repayment of) short term borrowings	(229,068)	61,585
Proceeds from long-term borrowings	-	-
Repayment of long term borrowings	-	(687,956)
Expenses for issuance of stock	(66,677)
Issuance of equity shares	3,910,575	1,833,780
Due to related parties	-	-
Proceeds from/notes payable	-	2,000,000
Repayment of notes payable	(200,000)	-
Interest paid	-	(287,883)
Net cash provided/(used) by financing activities	$3,414,830	$2,919,526
Effects of exchange rate changes on cash and cash equivalents	4,968	(95,558)

Net increase/(decrease) in cash and cash equivalents	740,361	(1,286,442)
Cash and cash equivalent at the beginning of the period	842,923	2,129,365
Cash and cash equivalent at the end of the period	$1,583,284	$842,923

Contact:

John Selvaraj

301-983-0998